ADDENDUM TO INVESTMENT ADVISORY AGREEMENT

Schedule A of the Investment Advisory Agreement between IDS Life Insurance Company (IDS Life) and American Express Financial Corporation (AEFC) dated October, 14, 1998 is hereby amended to add a new IDS Life Series Fund, Inc. Portfolio. All other provisions of the Investment Advisory Agreement remain in full force and effect.


IN WITNESS WHEREOF, the parties hereto have executed this Addendum as on the ____ day of August, 1999.

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
IDS LIFE INSURANCE COMPANY                                    ATTEST:





By:                                                           By:

Name: Pamela J. Moret                                         Name: Mary Jo Olson

Title: Executive Vice President - Variable Assets             Title: Assistant Secretary


AMERICAN EXPRESS FINANCIAL CORPORATION           ATTEST:





By:                                                           By:

Name: Peter J. Anderson                                       Name: Mary Jo Olson

Title: Senior Vice President - Investment Operations          Title: Assistant Secretary

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                                   SCHEDULE A



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                                  FUND                             PERCENTAGE OF
                                                                     NET ASSETS
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AXP Variable Portfolio - Income Series, Inc.
o    AXP Variable Portfolio - Bond Fund                                 0.25%
o    AXP Variable Portfolio - Extra Income Fund                         0.25%
o    AXP Variable Portfolio - Federal Income Fund                       0.25%
o    AXP Variable Portfolio - Global Bond Fund                          0.25%

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AXP Variable Portfolio - Investment Series, Inc.
o    AXP Variable Portfolio - Blue Chip Advantage                       0.25%
o    AXP Variable Portfolio - Capital Resource Fund                     0.25%
o    AXP Variable Portfolio - Growth Fund                               0.25%
o    AXP Variable Portfolio - International Fund                        0.35%
o    AXP Variable Portfolio - New Dimensions Fund                       0.25%
o    AXP Variable Portfolio - Small Cap Advantage Fund                  0.25%
o    AXP Variable Portfolio - Strategy Aggressive Fund                  0.25%

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AXP Variable Portfolio - Managed Series, Inc.
o    AXP Variable Portfolio - Diversified Equity Income Fund            0.25%

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AXP Variable Portfolio - Money Market Series, Inc.                      0.25%

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IDS Life Series Fund, Inc.
o    Equity Portfolio                                                   0.25%
o    Income Portfolio                                                   0.25%
o    Money Market Portfolio                                             0.25%
o    Managed Portfolio                                                  0.25%
o    Government Securities Portfolio                                    0.25%
o    International Equity Portfolio                                     0.35%

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